Exhibit 99.1

AMERICAN PACIFIC CORPORATION

Contact: Seth Van Voorhees — (702) 735-2200 ext. 166
E-mail: InvestorRelations@apfc.com Website: www. apfc.com

AMERICAN PACIFIC REPORTS FIRST QUARTER RESULTS

LAS VEGAS, NEVADA, February 10, 2005 — American Pacific Corporation (NASDAQ: APFC) today reported financial results for its fiscal 2005 first quarter ended December 31, 2004.

Operating Activities

Sales and Operating Revenues:

For the three months ended December 31, 2004, sales increased by $13.5 million, or 281% to $18.3 million from $4.8 million in the corresponding period of the prior year. This increase was attributable to an increase in Specialty Chemicals and Other Businesses segment sales of $9.0 million and $0.7 million respectively. In addition, sales from our new ISP business reported in the newly formed Aerospace Equipment segment increased our sales by $3.7 million for the three months ended December 31, 2004.

The increase in the Specialty Chemicals segment’s sales resulted principally from higher sales volume of perchlorate chemicals and the inclusion of ES packaged explosives sales in our financial results as compared to fiscal 2004.

The increase in sales in the Other Businesses segment resulted principally from an increase of $0.5 million in environmental equipment sales in fiscal 2005 as compared to fiscal 2004. There were no real estate sales in the first quarter of fiscal 2004.

Cost of Sales:

Cost of sales increased $8.2 million, or 191%, in the three months ended December 31, 2004, to $12.5 million from $4.3 million in the corresponding period of the prior year. As a percentage of sales, cost of sales was 69% in the first quarter of fiscal 2005, compared to 90% in the first quarter of fiscal 2004.

The increases in cost of sales during in the three months ended December 31, 2004 versus the corresponding period ended December 31, 2003, was principally as a result of the inclusion of the ES packaged explosives joint venture and the addition of our newly formed Aerospace Equipment segment. Cost of sales also increased during this period as a result of higher sales volumes from our perchlorate chemicals and environmental protection equipment businesses.

Operating Expenses:

Operating (selling, general and administrative) expenses increased $2.9 million, or 78%, in the three months ended December 31, 2004, to $6.7 million from $3.8 million in the corresponding period of 2003. The increase in operating expenses was due primarily to: (i) the consolidation of the ES packaged explosive joint venture as of the third quarter of fiscal 2004, (ii) the addition of the ISP business into the newly formed Aerospace Equipment segment on October 1, 2004, (iii) an increase in environmental remediation expenditures, and (iv) corporate development costs.

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3770 HOWARD HUGHES PARKWAY • SUITE 300 • LAS VEGAS, NV 89109
PHONE (702) 735-2200 • FAX (702) 735-4876

Net Interest and Other Expense (Income):

Net interest and other expense decreased by $0.2 million to $(0.1) million in the three months ended December 31, 2004, from $0.1 million in the corresponding period of the prior year.

Financing and Investing Activities

On October 1, 2004 we acquired the former Atlantic Research Corporation’s in-space propulsion business from Aerojet-General Corporation. The purchase price for this acquisition included: (i) $3.5 million in cash, (ii) the assumption of certain liabilities, and (iii) a post-closing working capital adjustment. This working capital purchase price adjustment for this transaction has not been completed.

Approximately $8.5 million of net assets were acquired as part of this transaction. Since the purchased price was less than the net assets acquired, non-current assets were recorded at zero and an after-tax extraordinary gain of $1.6 million was recognized.

The Company did not repurchase or issue any Common Stock during the quarter ended December 31, 2004.

Risk Factors/Forward Looking Statements

Except for the historical information contained herein, this News Release may contain Forward Looking Statements that are subject to risks and uncertainties, including the status of the Space Shuttle program; low or declining demand and/or downward pricing pressures for the Company’s products; governmental budget constraints and/or decreases affecting the U.S. Department of Defense or NASA which would cause a decrease in demand for Grade I AP; technological advances or new competitive products causing a reduction or elimination of demand for the Company’s products; success or failure of government programs or governmental customers; the Company’s ability to profitably integrate, manage and operate new businesses and/or investments competitively and cost effectively; the Company’s continued ability to generate cash flows sufficient to support its Dividend and Stock Repurchase Program; and the litigation and contingencies (including the costs and effects thereof), as well as other risks detailed from time to time in the Company’s SEC reports, including the most recent Form 10-K and 10-Q Reports (which are incorporated herein by reference). In addition, the operating results and cash flows for the three-month and twelve-month periods ended September 30, 2004, are not necessarily indicative of the results that will be achieved for future periods (see above).

American Pacific Corporation is a specialty chemical company that produces products used primarily in space flight and defense systems, automotive airbag safety systems, fire extinguishment systems and energetic materials. The Company also designs and manufactures environmental protection products and has been involved in real estate development, although these real estate activities are winding down.

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AMERICAN PACIFIC CORPORATION

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Statements of Operations
For the Three Months ended December 31,
(unaudited)

	2004	2003
Sales and Operating Revenues	$18,254,000	$4,794,000
Cost of Sales	12,545,000	4,324,000

Gross Profit	5,709,000	470,000
Operating Expenses	6,695,000	3,764,000

Operating Loss	(986,000)	(3,294,000)
Net Interest and Other Expense (Income)	(43,000)	96,000

Loss Before Income Taxes	(943,000)	(3,390,000)
Benefit for Income Taxes	(349,000)	(1,186,000)

Loss Before Extraordinary Gain	(594,000)	(2,204,000)
Extraordinary Gain, Net of Taxes	1,622,000

Net Income (Loss)	$1,028,000	$(2,204,000)

Basic Net Income (Loss) Per Share:
Loss Before Extraordinary Gain	$(.08)	$(.30)
Extraordinary Gain	.22

Net Income (Loss)	$.14	$(.30)

Average Shares Outstanding	7,292,000	7,256,000

Diluted Net Income (Loss) Per Share:
Loss Before Extraordinary Gain	$(.08)	$(.30)
Extraordinary Gain	.22

Net Income (Loss)	$.14	$(.30)

Diluted Shares	7,317,000	7,256,000

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AMERICAN PACIFIC CORPORATION

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,
	2004	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$21,709,000	$23,777,000
Accounts and Notes Receivable	19,339,000	15,963,000
Related Party Notes and Accrued Interest Receivable	250,000	268,000
Inventories	15,410,000	13,827,000
Prepaid Expenses and Other Assets	2,201,000	666,000
Deferred Income Taxes	349,000	320,000

Total Current Assets	59,258,000	54,821,000
Property, Plant and Equipment, Net	16,510,000	16,573,000
Intangible Assets, Net	12,704,000	13,679,000
Joint Venture Equity	291,000	227,000
Deferred Income Taxes	10,952,000	11,585,000
Other Assets, Net	3,744,000	3,743,000

TOTAL ASSETS	$103,459,000	$100,628,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$4,948,000	$4,481,000
Accrued Liabilities	6,901,000	5,649,000

Total Current Liabilities	11,849,000	10,130,000
Other Long-Term Liabilities	5,282,000	5,698,000
TOTAL LIABILITIES	17,131,000	15,828,000

Commitments and Contingencies
Shareholders’ Equity:
Common Stock	932,000	932,000
Capital in Excess of Par Value	86,148,000	86,148,000
Retained Earnings	16,925,000	15,897,000
Treasury Stock	(16,982,000)	(16,982,000)
Accumulated Other Comprehensive Loss	(695,000)	(1,195,000)
Total Shareholders’ Equity	86,328,000	84,800,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$103,459,000	$100,628,000

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AMERICAN PACIFIC CORPORATION

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Cash Flow Statements
For the Three Months ended December 31,
(unaudited)

	2004	2003
Cash Flows From Operating Activities	$3,038,000	$(5,274,000)

Cash Flows From Investing Activities:
Asset Purchase	(4,468,000)
Capital Expenditures	(568,000)	(321,000)
Investment in and Advances to Joint Venture	(141,000)	(144,000)

Net Cash From Investing Activities	(5,177,000)	(465,000)

Cash Flows From Financing Activities:
Issuance of Common Stock		2,142,000
Treasury Stock Acquired		(2,752,000)

Net Cash From Financing Activities		(610,000)

Net Change in Cash and Cash Equivalents	(2,139,000)	(6,349,000)
Cash and Cash Equivalents, Beginning of Period	23,777,000	27,140,000
Foreign Currency Exchange Rate	71,000

Cash and Cash Equivalents, End of Period	$21,709,000	$20,791,000

Supplemental Disclosure of Cash Flow Information:
Cash paid during quarter for taxes

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AMERICAN PACIFIC CORPORATION